Exhibit 15.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 28, 2025

YPF Sociedad Anónima

Macacha Güemes 515

C1106BKK Buenos Aires

Argentina

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of and information derived from our report of third party dated February 12, 2025, containing our opinions regarding our estimates, as of December 31, 2024, of the proved oil, condensate, natural gas liquids, gasoline, marketable gas, and oil equivalent reserves of certain selected properties in Argentina in which YPF Sociedad Anónima (YPF S.A.) has represented it holds an interest as set forth under the headings “Item 4. Information on the Company–Business organization–Upstream–Oil and gas reserves–Internal controls on reserves and reserves audits” and “Item 19. Exhibits” and as Exhibit 15.2 in the Annual Report on Form 20 F of YPF S.A. for the year ended December 31, 2024, to be filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716